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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


Farmers National Banc Corp. :

         We consent to the incorporation by reference in this Registration Statement of Farmers National Banc Corp. on Form S-3 of our report dated January 31, 2001 incorporated by reference in the Annual Report on Form 10-K of Farmers National Banc Corp. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                                     /s/ Hill, Barth & King LLC
                                                     --------------------------
                                                         HILL, BARTH & KING LLC

                                                                 October 3, 2001





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